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                                                                    Exhibit 21.1


                            PRIMEDIA INC SUBSIDIARIES

About.com, Inc., a Delaware corporation
Adams/Intertec International, Inc., a Delaware corporation
Adams/Laux Company, Inc., a Delaware corporation
AgriClick LLC, a Delaware corporation
Auto Dealer Services, Inc.
Bacon's Information, Inc., a Delaware corporation
Bowhunter Magazine, Inc., a Pennsylvania corporation
Canadian Red Book, Inc., a Canadian company
Canoe & Kayak, Inc., a Delaware corporation
Channel One Communications Corporation, a Delaware corporation
Channel One Interactive, Inc., a Delaware corporation
Climbing, Inc., a Delaware corporation
Communication Concepts, Inc., a Nevada corporation
ConsumerClick Corp., a Delaware corporation
Cover Concepts Marketing Services, LLC, a Delaware limited liability company Cowles History Group, Inc., a Virginia corporation
Creative Technologies LLC, a Delaware corporation
CSK Publishing Company, Inc., a Delaware corporation
Digibid LLC, a Delaware corporation
Electrical Construction LLC, a Delaware corporation
ENO Productions, Inc., a Delaware corporation
Films for the Humanities & Sciences, Inc., a Delaware corporation
Game & Fish Publications, Inc., a Delaware corporation
Go Lo Entertainment, Inc., a California corporation
GR8RIDE.com, Inc., a Delaware corporation
Guias do Brasil Ltda., a Brazilian company
Haas Publishing Companies, Inc., a Delaware corporation
Hacienda Productions, Inc., a Delaware corporation
Horse & Rider, Inc., a California corporation
HPC Brazil, Inc., a Delaware corporation
HPC do Brasil Ltda., a Brazilian company
HPC Interactive, Inc., a Delaware corporation
HPC Interactive, LLC, a Delaware corporation
In New York LLC, a Delaware corporation
IndustryClick Corp., a Delaware corporation
IntelliChoice, Inc., a California corporation
PRIMEDIA Business Magazines & Media Inc., a Delaware corporation
Intertec Publishing (UK) Limited, a United Kingdom company
Kagan Asia Media Ltd., a United Kingdom company
Kagan Media Appraisals, Inc., a California corporation
Kagan Seminars, Inc., a California corporation
Kagan World Media, Inc., a Delaware corporation
Kagan World Media Limited, a United Kingdom company
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Kitplanes Acquisition Company, a Delaware corporation
Liberty Management Corporation
Liberty Productions, Inc.
Low Rider Publishing Group, Inc., a California corporation
MarketingClick LLC, a Delaware corporation
McMullen Argus Publishing, Inc., a California corporation
Media Central Acquisition, LLC, a Delaware corporation
MediaCentral LLC, a Delaware corporation
Miramar Communications, Inc., a California corporation
New Car Shows, Inc.
Paul Kagan Associates, Inc., a Delaware corporation
PRIMEDIA California Digital Inc.
PRIMEDIA Companies Inc., a Delaware corporation
PRIMEDIA Digital Video Holdings LLC, a Delaware corporation
PRIMEDIA Enterprises, Inc., a Delaware corporation
PRIMEDIA Enthusiast Publications, Inc., a Pennsylvania corporation
PRIMEDIA Finance Shared Services, Inc., a Delaware corporation
PRIMEDIA Holdings III, Inc., a Delaware corporation
PRIMEDIA Information, Inc., a Delaware corporation
PRIMEDIA International, Inc., a Delaware corporation
PRIMEDIA Leisure Group Inc.
PRIMEDIA Magazines, Inc., a Delaware corporation
PRIMEDIA Magazine Finance, Inc., a Delaware corporation
PRIMEDIA Membership Clubs Inc.
PRIMEDIA Productions Dallas LLC, a Delaware corporation
PRIMEDIA Special Interest Publications, Inc., a Delaware corporation PRIMEDIA Specialty Group Inc.
PRIMEDIA TeenClick Corporation, a Delaware corporation
PRIMEDIA Ventures, Inc., a Delaware corporation
PRIMEDIANet Inc., a Delaware corporation
PRIMEDIA Workplace Learning LLC, a Delaware corporation
PRIMEDIA Workplace Learning LP, a Delaware limited partnership
PRIMEDIA Enthusiast Publications, Inc., a Pennsylvania corporation
Pro Associates
Simba Information, Inc., a Connecticut corporation
Symbol of Excellence Publishers, Inc., an Alabama corporation
TelecomClick LLC, a Delaware corporation
The Virtual Flyshop, Inc., a Colorado corporation
Westcott PRIMEDIA Limited, a United Kingdom company